Exhibit (14)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated June 11, 1999, relating to the financial statements and financial highlights of Phoenix Strategic Theme Fund (currently known as Phoenix-Seneca Strategic Theme Fund, a series of Phoenix Strategic Equity Series
Fund) appearing in the April 30, 1999 Annual Report to Shareholders, and of our report dated January 21, 1999, relating to the financial statements and financial highlights of Phoenix-Mid Cap Fund (currently known as Phoenix-Seneca Mid Cap Fund, a series of Phoenix Multi-Portfolio Fund) appearing in the November 30, 1998 Annual Report to Shareholders, which financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Management and Other Service Providers" and in Exhibit A, "Agreement and Plan of Reorganization" in such Combined Prospectus/Proxy Statement. We further consent to the reference to us under the heading "Financial Highlights" in the Prospectus of Phoenix-Seneca Strategic Theme Fund dated August 27, 1999 and under the heading "Additional Information - Independent Accountants" in the Statements of Additional Information of Phoenix-Seneca Strategic Theme Fund dated August 27, 1999 and of Phoenix-Seneca Mid Cap Fund dated March 30, 1999 which are incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 1999


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